                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2001, relating to the consolidated financial statements which appears in Viewpoint Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
    New York, New York
    June 26, 2001